Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: info@integ.com • Web: http://www.integ.com

Integral Systems Announces Second Quarter Fiscal 2011 Financial Results

32% Increase in Revenue Over Q2 FY10

$134 Million Year-to-Date Bookings – Highest Level in Over Five Years

Double Digit Reduction in Corporate Expenses

COLUMBIA, Md., MAY 12, 2011 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for its fiscal quarter ended April 1, 2011.

Revenue for the second quarter of fiscal year 2011 was $53.3 million, an increase of 32.4% compared to the second quarter of fiscal year 2010. Gross margin was 28.0%, compared to 45.0% for the second quarter of fiscal year 2010. The Company’s operating segments contributed $7.7 million in adjusted EBITDA during the second quarter of fiscal year 2011. Corporate overhead costs for the quarter were $6.5 million, reflecting expense reduction of $3.3 million compared to the second quarter of fiscal year 2010. Adjusted EBITDA for the second quarter of fiscal year 2011 was $1.2 million compared to $2.2 million in adjusted EBITDA generated in the second quarter of fiscal year 2010.1

Second quarter fiscal year 2011 loss from operations was $2.0 million, compared to income from operations of $0.3 million reported for the second quarter of fiscal year 2010. Net loss for the second quarter of fiscal year 2011 was $2.1 million, or a loss of $0.12 per diluted share, compared to net income of $0.1 million, or $0.01 per diluted share, reported for the second quarter of fiscal year 2010.

“We delivered strong top-line results in the second quarter and recorded over $66 million of bookings in the second quarter of fiscal year 2011, adding 8% to our total contract backlog,” said Paul Casner, Integral Systems’ Chief Executive Officer. “In the first six months of fiscal year 2011, we recorded bookings of $134 million versus revenue of $97.8 million, resulting in a book-to-bill ratio of 1.4 and a total contract backlog of $232.5 million. This is our strongest midyear position in recent memory.”

Casner continued, “Our second quarter results reflect continued top-line growth across all segments and strong sales driven by our market-leading technologies, systems and services. Despite the delays resulting from the government budget process and the burden associated with our continuing review of strategic alternatives, we recovered much of the delayed Products’ revenue from the first quarter and saw strong bookings across the enterprise. Gross margins were lower than they were in the second quarter of fiscal year 2010 due to large hardware deliveries on government contracts and engineering investments associated with anticipated high margin production opportunities.”

[1]	See definition of adjusted EBITDA, a non-GAAP financial measure, and a reconciliation of net income to adjusted EBITDA, below.

Christopher Roberts, Integral Systems’ Chief Financial Officer elaborated, “Our corporate expense reduction plan is showing results. During the second quarter, we made significant changes in our corporate expense structure, reducing expenditures by 18% compared to the first quarter of fiscal year 2011 and by 34% compared to the second quarter of fiscal year 2010. We continue to take appropriate actions to streamline our operations throughout the enterprise and drive improved profitability.”

Items affecting earnings in the second quarter of fiscal year 2011 include:

•	Lower gross margins due to

•	$10.7 million in hardware deliveries on an existing contract with the U.S. Air Force at margins significantly below the Company’s average gross margin

•	$1.9 million in low margin non-recurring engineering work scope on several new production contracts in the RT Logic and Integral Systems SATCOM Solutions divisions

•	$1.9 million in continued investment in Integral Systems Service Solutions (IS3)

•	$0.6 million in severance, stock-based compensation stemming from corporate headcount reductions

•	$0.4 million in expenses related to real estate consolidation including

•	$1.9 million reversal of lease loss reserve for remaining Lanham, Md. facility

•	$1.5 million lease loss reserve against Columbia, Md. facility

•	$0.8 million in real estate broker and relocation expense

“Integral Systems continues to build positive momentum as indicated by our solid bookings and growing backlog. Our investment in advanced technologies and our new Services line of business are paving the way for sustained growth and improved profitability. We have made significant changes to our cost structure and expect further changes to positively impact profitability in the second half of the year,” Casner concluded.

QUARTER HIGHLIGHTS

•	Received new contract awards in both core and adjacent markets including:

•	$10.0 million Indefinite Delivery/Indefinite Quantity (IDIQ) contract to modernize the United States Coast Guard’s large cutter satellite communications network

•	$13.7 million contract modification on the Command and Control System-Consolidated (CCS-C) programs by the United States Air Force

•	Selection by Intelsat to provide Command and Control Systems for two Boeing 702 satellites and three Loral 1300 satellites

•	A contract from O3b Networks Limited to SAT Corporation to provide its Monics® satellite interference monitoring and detection system

•	Announced the sublease of two-thirds of current headquarters facility in Columbia, Md.

•	Announced the successful completion of Factory Acceptance Testing (FAT) of the Rapid Attack Identification, Detection and Reporting System (RAIDRS) Block 10 (RB-10)

•	Demonstrated comprehensive Situational Awareness (SA) capabilities at the 2011 SATELLITE Conference

•

Expanded the operational presence of Integral Systems Service Solutions (IS3) global interference detection and geolocation subscription service with the activation of two additional sites in Cyprus and South Korea

•	Launched several new and upgraded industry-leading products including:

•	Ultra-compact and efficient 100 Watt Ku-band Solid State Power Amplifier (SSPA)

•	Wideband Global SATCOM Certification of the Raptor X-band Ultra Small Aperture Terminal

•	Monics® Advanced In-service In-orbit Test system

•	satID version 2.7

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The Company will not host an investor call due to its previously disclosed decision to consider strategic alternatives. On January 13, 2011, the Company announced that it had retained a financial advisor in connection with its consideration of strategic alternatives to enhance shareholder value, including acquisitions, mergers, sale of the Company or other transactions. At this time, Integral Systems does not intend to disclose further developments during this process, unless and until its Board of Directors approves a specific transaction or otherwise concludes the review of strategic alternatives. Integral Systems’ Board of Directors, after the consideration of the Company’s strategic alternatives, may determine that none of these alternatives are appropriate at this time. Therefore, it should not be inferred that this process will result in any specific transaction.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP measure, defined as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense. Adjusted EBITDA does not represent income or cash flows as defined by GAAP. Integral Systems discloses Adjusted EBITDA because it is a financial measure commonly used in the Company’s industry. Because management believes that Adjusted EBITDA facilitates internal comparisons of the Company’s historical financial position and operating performance on a more consistent basis, the Company also uses Adjusted EBITDA in measuring performance relative to that of its competitors and in evaluating acquisition opportunities.

Adjusted EBITDA is not meant to be considered a substitute or replacement for net income as determined in accordance with GAAP. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

A reconciliation between GAAP net income and Adjusted EBITDA is provided below:

	Quarter Ended December 31, 2010	Quarter Ended April 1, 2011	Quarter Ended December 25, 2009	Quarter Ended March 26, 2010
	Q1 2011	Q2 2011	Q1 2010	Q2 2010
($ in millions)
Net income (loss)	$(3.9)	$(2.1)	$1.2	$0.1
Other (income) expense, net	$1.3	$0.9	$0.2	$(0.1)
Provision for income taxes (benefit)	$(2.1)	$(0.7)	$0.6	$0.3

Income (loss) from operations	$(4.7)	$(2.0)	$2.0	$0.3
Non-cash stock compensation	$0.6	$1.0	$0.6	$0.6
Depreciation and amortization	$2.3	$2.2	$1.4	$1.2

Adjusted EBITDA	$(1.8)	$1.2	$4.0	$2.2
Corporate overhead	$7.9	$6.5	$6.0	$9.8

Adjusted EBITDA contribution from operating segments	$6.1	$7.7	$10.1	$12.0

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ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc. is a global provider of products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance. We specialize in developing, managing and operating secure communications networks, both satellite and terrestrial, as well as systems and services to detect, characterize and geolocate sources of RF interference. Our customers include U.S. and foreign commercial, government, military and intelligence organizations. For almost 30 years, customers have relied on Integral Systems to design and deliver innovative commercial-based products, solutions and services that are cost-effective and reduce delivery schedules and risk. The Integral Systems family of solution providers (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic and SAT Corporation) as well as our services organization, Integral Systems Service Solutions (IS3), leads the market in offering complete ground segment solutions. Our dedication to “The Integral Difference” has solidified long-term relationships with the U.S. DoD, NASA, NOAA and nearly every commercial satellite operator in the world. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s future financial results and projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions, divestitures or strategic transactions that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy, the outcome of the Company’s review of strategic alternatives and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

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Company Contact: Andrew Miller Vice President, External Communications Integral Systems, Inc. Phone: 443.539.5124 amiller@integ.com	Investor Relations Contact: Kathryn Herr Vice President, Marketing & Communications Integral Systems, Inc. Phone: 443.539.5118 kherr@integ.com

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INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	April 1, 2011	September 24, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,317	$2,625
Accounts receivable, net of allowance for doubtful accounts of $91 at April 1, 2011 and $106 at September 24, 2010	20,748	27,973
Unbilled revenues	47,813	41,703
Prepaid expenses and other current assets	2,449	1,854
Income tax receivable	3,906	2,563
Deferred contract costs	6,918	8,077
Inventory	12,918	12,016

Total current assets	100,069	96,811
Restricted cash	1,003	1,001
Property and equipment, net	25,359	23,374
Goodwill	71,834	71,834
Intangible assets, net	19,630	21,955
Other assets	2,320	2,846

Total assets	$220,215	$217,821

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$32,500	$28,000
Accounts payable	5,861	6,479
Accrued expenses	26,532	26,162
Deferred income taxes	8,655	8,655
Deferred revenues	17,096	14,812

Total current liabilities	90,644	84,108
Deferred rent, non-current	8,371	8,553
Deferred income taxes, non-current	3,464	3,464
Obligations under capital leases	3,693	4,181
Other non-current liabilities	981	991

Total liabilities	107,153	101,297
Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,738,645 and 17,572,300 shares issued and outstanding at April 1, 2011 and September 24, 2010, respectively	177	176
Additional paid-in capital	72,987	70,528
Retained earnings	39,948	45,958
Accumulated other comprehensive loss	(50)	(138)

Total stockholders’ equity	113,062	116,524

Total liabilities and stockholders’ equity	$220,215	$217,821

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 1, 2011	March 26, 2010	April 1, 2011	March 26, 2010
	(Unaudited)		(Unaudited)
Revenue	$53,347	$40,306	$97,820	$78,032
Cost of revenue	38,409	22,149	69,587	44,094

Gross profit	14,938	18,157	28,233	33,938
Operating expense:
Selling, general & administrative	13,972	15,522	29,058	27,257
Research & development	2,928	2,324	5,855	4,341

Total operating expense	16,900	17,846	34,913	31,598

Income (loss) from operations	(1,962)	311	(6,680)	2,340
Other income (expense), net	(891)	60	(2,183)	(102)

Income (loss) before income taxes	(2,853)	371	(8,863)	2,238

Income tax provision (benefit)	(722)	241	(2,853)	887

Net income (loss)	$(2,131)	$130	$(6,010)	$1,351

Comprehensive Income (loss):
Cumulative currency translation adjustment	443	(363)	88	(436)

Total comprehensive income (loss)	$(1,688)	$(233)	$(5,922)	$915

Weighted average number of common shares:
Basic	17,686	17,436	17,651	17,411
Diluted	17,686	17,456	17,651	17,422
Net income (loss) per share:
Basic	$(0.12)	$0.01	$(0.34)	$0.08
Diluted	$(0.12)	$0.01	$(0.34)	$0.08

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars)

	Three Months Ended		Six Months Ended
	April 1, 2011	March 26, 2010	April 1, 2011	March 26, 2010
	(unaudited)		(unaudited)
Revenue:
Military and Intelligence Group	$21,726	$15,556	$38,054	$30,816
Civil and Commercial Group	7,265	7,694	13,413	12,063
Products Group	29,337	18,575	52,798	37,731
Elimination of intersegment sales	(4,981)	(1,519)	(6,445)	(2,578)

Total revenue	53,347	40,306	97,820	78,032

Cost of revenue:
Military and Intelligence Group	17,990	11,271	30,744	21,310
Civil and Commercial Group	4,925	3,611	9,492	6,190
Products Group	20,475	8,786	35,796	19,172
Elimination of intersegment sales	(4,981)	(1,519)	(6,445)	(2,578)

Total cost of revenue	38,409	22,149	69,587	44,094

Gross profit:
Military and Intelligence Group	3,736	4,285	7,310	9,506
Gross margin	17.2%	27.5%	19.2%	30.8%
Civil and Commercial Group	2,340	4,083	3,921	5,873
Gross margin	32.2%	53.1%	29.2%	48.7%
Products Group	8,862	9,789	17,002	18,559
Gross margin	30.2%	52.7%	32.2%	49.2%

Total gross profit	14,938	18,157	28,233	33,938

Gross margin	28.0%	45.0%	28.9%	43.5%
Operating expense:
Military and Intelligence Group	4,293	4,625	8,927	7,783
Civil and Commercial Group	1,900	2,309	3,931	4,591
Products Group	10,707	10,912	22,055	19,224

Total operating expense	16,900	17,846	34,913	31,598

Income (loss) from operations:
Military and Intelligence Group	(557)	(340)	(1,617)	1,723
Operating margin	–2.6%	–2.2%	–4.2%	5.6%
Civil and Commercial Group	440	1,774	(10)	1,282
Operating margin	6.1%	23.1%	–0.1%	10.6%
Products Group	(1,845)	(1,123)	(5,053)	(665)
Operating margin	–6.3%	–6.0%	–9.6%	–1.8%

Total income (loss) from operations	$(1,962)	$311	$(6,680)	$2,340

Operating margin	–3.7%	0.8%	–6.8%	3.0%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Six Months Ended
	April 1, 2011	March 26, 2010
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(6,010)	$1,351
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,461	2,649
Amortization of deferred financing fees	668	113
Loss on disposal of fixed assets	8	—
Bad debt recovery	(15)	(1,050)
Stock-based compensation	1,560	1,289
Changes in operating assets and liabilities, excluding the net effects of acquisitions:
Accounts receivable	7,333	7,791
Unbilled revenues	(6,938)	1,012
Prepaid expenses and other current assets	(587)	(1,340)
Deferred contract costs	1,571	1,148
Inventories	(901)	(1,885)
Income taxes receivable/payable	(1,329)	11,040
Accounts payable	(627)	(1,509)
Accrued expenses	919	721
Deferred revenue	2,983	1,571
Other	2	30

Net cash provided by operating activities	3,098	22,931
Cash flows from investing activities:
Acquisition of property and equipment	(4,114)	(1,183)
Acquisition of CVG, Incorporated, net of cash received	—	(32,256)

Net cash used in investing activities	(4,114)	(33,439)
Cash flows from financing activities:
Proceeds from line of credit borrowing	12,000	36,500
Repayments of line of credit borrowings	(7,500)	(11,811)
Deferred financing fees incurred	(141)	(1,472)
Payments on capital lease obligations	(490)	(465)
Proceeds from issuance of common stock	141	—
Restricted cash deposit	(2)	(1,000)

Net cash provided by financing activities	4,008	21,752
Net Increase in cash and cash equivalents	2,992	11,244
Effect of exchange rate changes on cash	(300)	(243)
Cash and cash equivalents - beginning of period	2,625	5,698

Cash and cash equivalents - end of period	$5,317	$16,699